Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 1, 2021 (except for the effect of the restatement disclosed in Notes 1 and 6, as to which the date is May 10, 2021), with respect to the consolidated financial statements of Repay Holdings Corporation (Successor) and Hawk Parent Holdings, LLC (Predecessor) and our report dated March 1, 2021 (except for the material weakness discussed in Management Report on Internal Control over Financial Reporting, as to which the date is May 10, 2021) with respect to internal control over financial reporting of Repay Holdings Corporation included in Amendment No. 2 to the Annual Report on Form 10-K for the year ended December 31, 2020, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

August 18, 2021